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                                                                     Exhibit 5.1



                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022



                                                            June 11, 1998


Travelers Group Inc.
388 Greenwich Street
New York, New York 10013

                           Re:      Travelers Group Inc.
                                    Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Travelers Group Inc., a Delaware corporation ("Travelers"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Travelers with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

                  The Registration Statement relates to the proposed issuance by Travelers (to be renamed Citigroup Inc.) of up to (i) 1,174,986,185 shares of Travelers common stock, par value $.01 per share (the "Common Stock"), (ii) 13,954,364 depositary shares (the "Series P Depositary Shares"), each representing a 1/10th interest in a share of 7.50% Noncumulative Preferred
Stock, Series P, $1.00 par value per share (the "Series P Preferred Stock"),
(iii) 6,999,998 depositary shares (the "Series Q Depositary Shares"), each representing a 1/10th interest in a share of Adjustable Rate Cumulative
Preferred Stock, Series Q, $1.00 par value per share (the "Series Q Preferred Stock"), (iv) 3,582,899 depositary shares (the
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Travelers Group Inc.
June 11,  1998
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"Series R Depositary Shares"), each representing a 1/10th interest in a share of
Adjustable Rate Cumulative Preferred Stock, Series R, $1.00 par value per share (the "Series R Preferred Stock"), (v) 4,999,198 depositary shares (the "Series S Depositary Shares"), each representing a 1/10th interest in a share of 8.30% Noncumulative Preferred Stock, Series S, $1.00 par value per share (the "Series
S Preferred Stock"), (vi) 5,999,998 depositary shares (the "Series T Depositary Shares"), each representing a 1/10th interest in a share of 8.50% Noncumulative Preferred Stock, Series T, $1.00 par value per share (the "Series T Preferred Stock"), (vii) 4,537,799 depositary shares (the "Series U Depositary Shares"), each representing a 1/10th interest in a share of 7.75% Cumulative Preferred Stock, Series U, $1.00 par value per share (the "Series U Preferred Stock"),
(viii) 2,500,000 depositary shares (the "Series V Depositary Shares" and, together with the Series P Depositary Shares, the Series Q Depositary Shares,
the Series R Depositary Shares, the Series S Depositary Shares, the Series T Depositary Shares and the Series U Depositary Shares, the "Depositary Shares"), each representing a 1/10th interest in a share of Fixed/Adjustable Rate Cumulative Preferred Stock, Series V, $1.00 par value per share (the "Series V Preferred Stock"), (ix) 1,395,436.4 shares of Series P Preferred Stock, (x) 699,999.8 shares of Series Q Preferred Stock, (xi) 358,289.9 shares of
Series R Preferred Stock, (xii) 499,919.8 shares of Series S Preferred Stock,
(xiii) 599,999.8 shares of Series T Preferred Stock, (xiv) 453,779.9 shares of Series U Preferred Stock, (xv) 250,000 shares of Series V Preferred Stock, (xvi) 625,000 shares of Graduated Rate Cumulative Preferred Stock, Series W, par value $1.00 per share (the "Series W Preferred Stock"), and (xvii)
610,500 shares of Graduated Rate Cumulative Preferred Stock, Series O, $1.00 par value per share (the "Series O Preferred Stock" and, together with Series W Preferred Stock, the Series P Preferred Stock, the Series Q Preferred Stock,
the Series R Preferred Stock, the Series S Preferred Stock, the Series T Preferred Stock, the Series U Preferred Stock
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Travelers Group Inc.
June 11,  1998
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and the Series V Preferred Stock, the "Preferred Stock"), pursuant to the
Agreement and Plan of Merger, dated as of April 5, 1998, by and between Travelers and Citicorp, a Delaware corporation ("Citicorp"), and the letter agreement dated June 8, 1998, by and among Travelers, Citicorp and Citi Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Travelers
("Sub") (the Agreement and Plan of Merger and the letter agreement, collectively, the "Merger Agreement").

         The Merger Agreement provides for the merger (the "Merger") of Citicorp with and into Sub, with Sub continuing as the surviving corporation. The Registration Statement includes a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to stockholders of Travelers and Citicorp in connection with the approval of the Merger.

         We understand that, in accordance with the terms of the deposit agreements (the "Deposit Agreements") pursuant to which depositary shares have been issued in respect to certain series of Citicorp preferred stock, upon consummation of the Merger, the corresponding series of Preferred Stock will be deposited under the Deposit Agreements and, without further action, the existing depositary receipts (the "Depositary Receipts") will represent the corresponding Depositary Shares issued in respect of the Preferred Stock.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Joint Proxy Statement/Prospectus); (ii) the Restated Certificate of Incorporation of Travelers,
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Travelers Group Inc.
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as amended to the date hereof; (iii) the By-laws of Travelers, as amended to the date hereof; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of Travelers relating to the transactions contemplated by the Merger Agreement and the Registration Statement; (vi) forms of the certificate of designations for each series of the Preferred Stock; (vii) specimen certificates of the Common Stock and the Preferred Stock; (viii) the Deposit Agreements; (ix) the forms of the Depositary Receipts; and (x) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than Travelers, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Travelers and others.

         For purposes of this opinion, we have assumed that prior to the issuance of any of the shares of the Common Stock or Preferred Stock or the Depositary Shares (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) Citicorp's and Travelers' respective stockholders will have approved by all required votes the Merger-related proposals specified in the Joint Proxy Statement/Prospectus;
(iii) the certificate of designations
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Travelers Group Inc.
June 11,  1998
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for each series of the Preferred Stock, in substantially the form reviewed by us, will have been duly filed with the Secretary of State of the State of Delaware; (iv) a Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware; and (v) the certificates representing the shares of Common Stock and Preferred Stock will have been duly executed by an authorized officer of the transfer agent for the respective securities and will have been registered by the registrar for such securities and will conform to the specimen or certificate of designation thereof examined by us. In addition, we have assumed that the Depositary Receipts have been duly executed by an authorized officer of each of Citicorp and the depositary for the respective Depositary Receipts and have been registered by the depositary for such Depositary Receipts and conform to the forms of Depositary Receipts examined by us.

         Members of our firm are admitted to the Bars of the State of New York and Delaware, and we do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware. Kenneth J. Bialkin, a member of our firm, is a director of Travelers and he and other members of our firm beneficially own an aggregate of less than 1% of the outstanding Travelers Common Stock.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, the shares of Preferred Stock and the Depositary Shares, when issued in accordance with the terms and conditions of the Merger Agreement and, in the case of the Depositary Shares, the Deposit Agreements, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent,
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Travelers Group Inc.
June 11,  1998
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however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP